EXHIBIT 5.5
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                                LETTER OF CONSENT



TO:      United States Securities and Exchange Commission


RE:      ENCANA CORPORATION ("ENCANA") - REGISTRATION STATEMENT ON FORM F-9
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We hereby consent to the use of and reference to our name and our reports, and the inclusion and incorporation by reference of information derived from our reports evaluating a portion of EnCana's petroleum and natural gas reserves as at December 31, 2003, in the registration statement on Form F-9 of EnCana (File No. 333-118737).



                                         /s/ Ryder Scott Company - Canada
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                                         RYDER SCOTT COMPANY - CANADA



September 16, 2004
Calgary, Alberta